Exhibit 5.2

May 9, 2006

AMC Entertainment Inc.
920 Main Street
Kansas City, Missouri 64105

  RE:
  Registration Statement Relating to $325,000,000 aggregate principal amount of 11% Series B Senior Subordinated Notes due 2016

Ladies and Gentlemen:

        In connection with the registration of $325,000,000 aggregate principal amount of 11% Series B Senior Subordinated Notes due 2016 (the "Exchange Notes") by AMC Entertainment Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on April 27, 2006 (the "Registration Statement"), you have requested our opinion set forth below with respect to the guarantee of the Exchange Notes by AMC Card Processing Services, Inc., an Arizona corporation ("AMCPS"). The Exchange Notes will be issued and the guarantee was executed pursuant to an indenture, dated as of January 26, 2006 (the "Indenture"), by and among the Company (the "Issuer"), HSBC Bank USA, National Association, as trustee (the "Trustee"), and AMCPS and other guarantors.

        In our capacity as your Arizona local counsel, we have examined the following documents:

  (a)
  the Indenture;

  (b)
  the Subsidiary Guarantee, dated as of January 26, 2006, with respect to the Indenture (the "Guarantee"); and

  (c)
  the Registration Statement.

        We have also reviewed the following documents relating to AMCPS:

  (i)
  Certificate of Good Standing of AMCPS, dated May 8, 2006, issued by the Arizona Corporation Commission;

  (ii)
  Articles of Incorporation of AMCPS, filed with the Arizona Corporation Commission on October 27, 2004, bearing a certification dated as of January 12, 2006, from the Arizona Corporation Commission;

  (iii)
  Bylaws of AMCPS, as adopted on October 27, 2004;

  (iv)
  Statement of Unanimous Consent to Action Taken in Lieu of a Special Meeting of the Board of Directors of AMCPS, effective as of January 26, 2006;

  (v)
  Action of the Board of Directors Taken Without a Meeting by Unanimous Written Consent, effective as of May 8, 2006;

  (v)
  Corporate Guarantors Secretary's Certificate, dated as of January 26, 2006, from the secretary of AMCPS, among others; and

  (vii)
  Corporate Guarantors Secretary's Certificate, dated as of May 8, 2006, from the secretary of AMCPS, among others, certifying the accuracy of items (ii) through (iv) above and of the resolutions adopted by AMCPS in connection with the Indentures.

        Subject to the assumptions, qualifications and limitations set forth herein, it is our opinion that:

        1.     AMCPS is a corporation validly existing and in good standing under the laws of the State of Arizona.

        2.     The execution, delivery and performance by AMCPS of the Guarantee have been duly authorized by all requisite corporate action on the part of AMCPS.

        In rendering the foregoing opinions, we have assumed, without inquiry: (a) the genuineness of all signatures (including without limitation those of AMCPS), the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as drafts or copies; (b) the legal capacity of all natural persons executing any documents; (c) that all documents accurately describe and contain the mutual understanding of the parties, and that there are no oral or written statements or agreements that modify, amend, or vary, or purport to modify, amend or vary, any of the terms thereof; and (d) that all unanimous consent actions of the Board of Directors of AMCPS have been filed with the minutes of the meetings of the Board of Directors as required by the bylaws of AMCPS.

        This opinion is limited to the matters expressly stated herein and no other opinions are implied by, or are to be inferred from, this letter. Without limiting the prior sentence, we express no opinion (i) with respect to the Exchange Notes or the Registration Statement, or any amendments thereto, (ii) as to the enforceability of any documents including the Guarantee, or (iii) as to the adequacy of any consideration received by AMCPS.

        The opinions herein are limited to the laws of the State of Arizona; we express no opinion with respect to any matters which may be governed by federal laws or the laws of any other state or jurisdiction.

        We consent to your filing this opinion as an exhibit to the Registration Statement, as amended, and to the reference to our firm contained under the heading "Legal Matters" in the prospectus contained therein.

Very truly yours,
/s/ QUARLES & BRADY STREICH LANG LLP

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